FORM 8-K
Exhibit 99.01

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
Phone: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2011 EARNINGS

SUNNYVALE, Calif., February 2, 2012 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of wireless and wired HD connectivity solutions, today reported financial results for its fourth quarter and fiscal year ended December 31, 2011.

Revenue for the fourth quarter of 2011 was $58.7 million, compared to $59.7 million for the third quarter of 2011 and $52.0 million for the fourth quarter of 2010.  Revenue for fiscal year 2011 was $221.0 million, compared to $191.3 million for fiscal year 2010.

“Silicon Image had a strong fourth quarter, driven by continued success with our mobile products and growth in our intellectual property revenue.  We shipped a record number of MHL-enabled products, driving mobile to be the largest product revenue contributor in the fourth quarter,” said Camillo Martino, chief executive officer of Silicon Image, Inc.  “Over the past year, we have positioned the company to benefit from the growth in connectivity between CE, mobile and PC devices.  We expect to grow our total addressable market to more than two billion units by 2015, which will continue to drive revenue and earnings growth.”

GAAP net loss for the fourth quarter of 2011 was $5.9 million, or $0.07 per diluted share, compared to a net income of $0.7 million, or $0.01 per diluted share, for the third quarter of 2011 and a net income of $4.2 million, or $0.05 per diluted share, for the fourth quarter of 2010. GAAP net loss for fiscal year 2011 was $7.3 million, or $0.09 per diluted share, compared to net income of $8.2 million, or $0.10 per diluted share, for fiscal year 2010. GAAP net loss for the fourth quarter and fiscal year 2011 includes a $4.2 million intangible asset impairment charge.

Non-GAAP net income for the fourth quarter of 2011 was $4.8 million, or $0.06 per diluted share, compared to $5.0 million, or $0.06 per diluted share, for the third quarter of 2011 and $5.3 million, or $0.07 per diluted share, for the fourth quarter of 2010. Non-GAAP net income for fiscal year 2011 was $16.4 million, or $0.20 per diluted share, compared to net income of $17.3 million, or $0.22 per diluted share, for fiscal year 2010. Non-GAAP net income for these periods excludes stock-based compensation expense, impairment of intangible assets, amortization of intangible assets, restructuring charges, business acquisition related expenses and reversal of a subsidiary’s foreign currency translation adjustment.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

The following are Silicon Image’s financial performance estimates for the first quarter of 2012:

Revenue: $51 million - $55 million
Gross Margin: approximately 56% - 58%
GAAP operating expenses: approximately $36 million
Non-GAAP operating expenses: approximately $32 million
Diluted shares outstanding: approximately 84 million
Non-GAAP tax rate: approximately 22% of non-GAAP pre-tax income

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation, restructuring charges, impairment of intangible assets, business acquisition related expenses and reversal of a subsidiary’s foreign currency translation adjustment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call

Silicon Image will host an investor conference call today to discuss its fourth quarter of 2011 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 888-224-3708 or 303-223-2680 and enter pass code 21572628.  The webcast will be accessible on Silicon Image's investor relations website at http://ir.SiliconImage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through February 7, 2012.  To access the replay, please dial 800-633-8284 or 402-977-9140 and enter pass code 21572628.

About Silicon Image, Inc.

Silicon Image is a leading provider of wireless and wired connectivity solutions that enable the reliable distribution and presentation of high-definition content for consumer electronics, mobile, and PC markets. The company delivers its technology via semiconductor and intellectual property products that are compliant with global industry standards and feature market leading Silicon Image innovations such as InstaPort™ and InstaPrevue™. Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as desktop and notebook PCs, DTVs, Blu-ray Disc™ players, audio-video receivers, as well as mobile phones, tablets and digital cameras. Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, the latest standards for mobile devices - SPMT™ and MHL™, and the standard for 60GHz wireless HD video – WirelessHD™. Via its wholly-owned subsidiaries, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services from Simplay Labs, as well as interoperability testing and certification of WiSA-certified products. For more information, visit us at http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries. All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income, tax rates, company growth and penetration into and growth of the market for mobile devices, and the company’s addressable market. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenue:
Product	$45,029	$49,129	$42,067	$174,234	$152,841
Licensing	13,704	10,595	9,917	46,775	38,506
Total revenue	58,733	59,724	51,984	221,009	191,347
Cost of revenue and operating expenses:
Cost of product revenue (1)	22,824	25,072	20,582	90,035	77,480
Cost of licensing revenue	150	144	166	794	269
Research and development (2)	17,646	18,063	14,934	66,533	55,313
Selling, general and administrative (3)	14,042	14,521	11,848	55,454	46,710
Amortization of intangible assets	496	496	37	1,585	149
Restructuring expense	812	360	2,307	2,269	3,259
Impairment of intangible assets	4,200	-	-	4,200	-
Total cost of revenue and operating expenses	60,170	58,656	49,874	220,870	183,180
Income (loss) from operations	(1,437)	1,068	2,110	139	8,167
Interest income and others, net	561	523	1,834	2,095	3,624
Income (loss) before provision for income taxes and equity in net loss of unconsolidated affiliate	(876)	1,591	3,944	2,234	11,791
Income tax expense (benefit)	4,047	911	(240)	8,583	3,609
Equity in net loss of unconsolidated affiliate	(994)	-	-	(994)	-
Net income (loss)	$(5,917)	$680	$4,184	$(7,343)	$8,182

Net income (loss) per share – basic	$(0.07)	$0.01	$0.05	$(0.09)	$0.11
Net income (loss) per share – diluted	$(0.07)	$0.01	$0.05	$(0.09)	$0.10
Weighted average shares – basic	82,050	81,372	77,873	80,603	76,957
Weighted average shares – diluted	82,050	83,432	80,512	80,603	78,277

(1) Includes stock-based compensation expense	$84	$272	$102	$670	$558
(2) Includes stock-based compensation expense	$777	$1,636	$574	$3,774	$2,631
(3) Includes stock-based compensation expense	$1,135	$1,720	$770	$5,076	$4,152

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

GAAP net income (loss)	$(5,917)	$680	$4,184	$(7,343)	$8,182
Non-GAAP adjustments:
Stock-based compensation expense (1)	1,996	3,628	1,446	9,520	7,341
Impairment of intangible assets (3)	4,200	-	-	4,200	-
Restructuring expense (3)	812	360	2,307	2,269	3,259
Amortization of intangible assets (2)	496	496	37	1,585	149
Amortization of intangible assets of unconsolidated affiliate (2)	232	-	-	232	-
Business strategic initiative and acquisition related expenses (2)	-	-	-	814	-
Reversal of a subsidiary's foreign currency translation adjustment (3)	-	-	(1,366)	132	(1,366)
Non-GAAP net income before tax adjustments	1,819	5,164	6,608	11,409	17,565
Tax adjustments (4)	2,992	(182)	(1,280)	4,984	(218)
Non-GAAP net income	$4,811	$4,982	$5,328	$16,393	$17,347

Non-GAAP net income per share — basic	$0.06	$0.06	$0.07	$0.20	$0.23
Non-GAAP net income per share — diluted	$0.06	$0.06	$0.07	$0.20	$0.22
Weighted average shares — basic	82,050	81,372	77,873	80,603	76,957
Weighted average shares — diluted	83,406	83,432	80,512	83,195	78,277

Stock-based compensation expense is composed of the following:
Cost of Revenue	$84	$272	$102	$670	$558
Research and Development	777	1,636	574	3,774	2,631
Selling, General and Administrative	1,135	1,720	770	5,076	4,152
Total	$1,996	$3,628	$1,446	$9,520	$7,341

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Business Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our business strategic initiative and acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; or relating to our unconsolidated affiliates and (ii) business strategic initiative and acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our business strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for business strategic initiative and acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs, (ii) impairment charges and (iii) reversal of a subsidiary’s foreign currency translation adjustment.  It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.  As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Reversal of a subsidiary’s foreign currency translation adjustment relates to the reversal from accumulated Other Comprehensive Income (OCI) to income of the accumulated foreign currency translation adjustment of our wholly owned subsidiary in Germany whose facilities and offices had been substantially liquidated during 2010. Our decision to take the accumulated foreign currency translation adjustment to income was based on the provisions of FASB ASC. No. 830-30-40, which states that currency translation adjustment should not be released from accumulated OCI into income until complete or substantially complete liquidation of an investment in a foreign entity. As this was a one-time income and that this unique transaction limits the comparability of our on-going operations with prior and future periods, we believe that this income does not accurately reflect the underlying performance of our continuing operations in the period in which this income was incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three and twelve months ended December 31, 2011 and for the three months ended September 30, 2011, our non-GAAP tax rate was approximately 18% of non-GAAP pre-tax income. For the three and twelve months ended December 31, 2010, our non-GAAP tax rate was approximately 2% of revenue. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes. At the beginning of year 2011, the full fiscal year 2011 non-GAAP effective tax rate expected from our non-GAAP pre-tax income was estimated to be 18%. This rate was consistently applied to our non-GAAP pre-tax income for the three and twelve months ended December 31, 2011 and three months ended September 30, 2011.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	December 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$37,125	$29,942
Short-term investments	124,301	160,538
Accounts receivable, net	27,368	22,598
Inventories	10,062	10,212
Prepaid expenses and other current assets	9,101	6,515
Deferred income taxes	708	1,008
Total current assets	208,665	230,813
Property and equipment, net	12,772	11,404
Deferred income taxes, non-current	4,706	4,795
Intangible assets, net	11,915	-
Goodwill	18,646	-
Other assets	13,669	3,607
Total assets	$270,373	$250,619
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$10,133	$10,615
Accrued and other current liabilities	26,116	17,771
Deferred margin on sales to distributors	7,809	13,484
Deferred license revenue	2,684	4,197
Total current liabilities	46,742	46,067
Other long-term liabilities	14,815	13,356
Total liabilities	61,557	59,423
Stockholders’ equity	208,816	191,196
Total liabilities and stockholders’ equity	$270,373	$250,619

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(7,343)	$8,182
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	6,416	7,674
Stock-based compensation expense	9,520	7,341
Amortization of investment premium	2,610	2,916
Tax benefit from employee stock-based compensation plans	2,125	764
Impairment of intangible assets	4,200	-
Asset impairment due to restructuring	-	302
Amortization of intangible assets	1,585	149
Deferred income taxes	389	(3,183)
Reversal of a subsidiary's accumulated foreign currency translation adjustment	132	(1,366)
Excess tax benefits from employee stock-based transactions	(2,125)	(764)
Realized gain on sale of short-term investments	(177)	(134)
Equity in net loss of unconsolidated affiliate	994	-
Others	240	308
Changes in assets and liabilities:
Accounts receivable	(4,353)	(1,234)
Inventories	1,701	(2,466)
Prepaid expenses and other assets	(2,844)	21,403
Accounts payable	(2,521)	1,624
Accrued and other liabilities	4,829	(8,146)
Deferred margin on sales to distributors	(5,675)	10,540
Deferred license revenue	(2,245)	2,584
Cash provided by operating activities	7,458	46,494
Cash flows from investing activities:
Proceeds from sales of short-term investments	147,032	124,061
Purchases of short-term investments	(113,319)	(166,871)
Cash used in business acquisitions, net of cash acquired	(15,910)	-
Purchases of property and equipment	(7,821)	(4,666)
Cash paid for investment in unconsolidated affiliate	(7,514)	-
Other investing activities	(7,805)	(3,249)
Proceeds from repayment of investments	575	-
Cash used in investing activities	(4,762)	(50,725)
Cash flows from financing activities:
Proceeds from issuances of common stock	6,203	5,623
Excess tax benefits from employee stock-based transactions	2,125	764
Payments for vendor financed purchases of software and intangibles	-	(1,250)
Repurchase of restricted stock units for income tax withholding	(3,304)	(1,183)
Payments of a line of credit assumed from business acquisition	(523)	-
Cash provided by financing activities	4,501	3,954
Effect of exchange rate changes on cash and cash equivalents	(14)	463
Net increase in cash and cash equivalents	7,183	186
Cash and cash equivalents - beginning of year	29,942	29,756
Cash and cash equivalents - end of year	$37,125	$29,942
Supplemental cash flow information:
Common stock issued in connection with business acquisition (1.3 million shares issued)	$10,429	$-
Net refund (cash payment) for income taxes	$(6,722)	$18,102
Restricted stock units vested	$9,626	$3,282
Property and equipment and other assets purchased but not paid for	$1,132	$931
Unrealized net loss on short-term investments	$(90)	$(356)